Exhibit 99.1

NEWS RELEASE

COMSTOCK ANNOUNCES FIRST QUARTER 2025 RESULTS AND CORPORATE UPDATES

METALS RECYCLING REVENUES SOAR

VIRGINIA CITY, NEVADA, May 8, 2025 – Comstock Inc. (NYSE: LODE) (“Comstock,” “our,” and the “Company”), today announced its first quarter 2025 results, business updates and an updated 2025 business outlook.

“Solar panel recycling is a win-win-win – good for consumers, the economy, and our planet,” said Evelyn Butler, Vice President of Technical Services at the Solar Energy Industries Association (SEIA). “We congratulate Comstock Metals on this achievement – one of our Preferred Recycling Partners – and we look forward to continuing this partnership for the benefit of the entire solar energy industry.” Comstock Metals was certified to the R2v3/RIOS Responsible Recycling Standard by SERI.

Selected Segment Highlights for the First Quarter of 2025

Comstock Metals

•	Recorded billings of $1.34 million (of which $0.60 million was deferred) in Q12025, versus $0.2 million in Q42024;
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Entered into a Master Services Agreement (MSA) with RWE Clean Energy (“RWE”), serving as a preferred, strategic partner for the recycling, disposal, and decommissioning services for RWE's solar installations;

•	Received more than 4 million pounds of end-of-life solar materials from RWE;
•	Commenced operating three shifts and expanded the dedicated team to 13 full time employees;
•	Submitted an additional county permit for expanded storage in the immediate proximity of the processing facilities;
•	Secured additional intake (tipping) revenue arrangements across the U.S., including industry leading customers; and
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Certified to the R2v3/RIOS Responsible Recycling Standard by SERI, authenticating the first zero-waste recycling process that safely repurposes all of the recycled solar panel materials into new commercial applications.

“Comstock Metals has now demonstrated panel processing with proprietary thermal methods, producing 100% commodity-ready products wherein all parts of the panel, including glass, aluminum, and fines, are fully recycled,” said Comstock Metals President, Dr. Fortunato Villamagna. “Our facility has now operated for over one year and the R2v3 Responsible Recycling Standard provides our customers certified, third-party assurance that we are a true zero-landfill solution that properly terminates these environmental liabilities and truly and sustainably closes the loop for these critical energy-enabling minerals.”

Comstock Fuels

•	Closed on a strategic Series A investment from subsidiaries of Marathon Petroleum Corp. (“MPC”);
•	Earned the first $1 million of the $3 million in incentive awards from Oklahoma’s Quick Action Closing Fund;
•	Secured a $152 million allocation of Qualified Private Activity Bonds from Oklahoma’s State Treasurer’s Office;
•	Acquired MPC’s Madison, WI, renewable fuel demonstration facility for increased pilot production capabilities;
•	Executed an agreement with Hexas Biomass Inc. to finalize a nearly exclusive global license in liquid fuels;
•	Integrated a Hexas-based fuel farm development plan into our planned Oklahoma Bioleum Refineries Platform;
•	Planned the integration of our Wisconsin facilities for the weekly production of Bioleum-derived fuels;
•	Advanced site selection and engineering for our first planned Oklahoma-based Bioleum refinery;
•	Advanced a Series A investment offering with an expanding group of strategic investors;
•	Expanded an exclusive near-global license with RenFuel K2B AB for integrated esterification; and
•	Advanced research and development with NREL of a breakthrough process for producing sustainable aviation fuel (“SAF”) from lignin that is functionally identical to petroleum jet fuel.

“We have created an unprecedented, versatile and extremely high yielding, extremely low-carbon, sustainable global biofuel system that integrates waste and farmed crops to fuels capable of delivering 200 million barrels (or about 8 billion gallons) of fuel per year by 2035,” said David Winsness, Chief Technology Officer of Comstock Fuels. “Our existing commercial process unlocks and converts wasted and unused woody biomass biproducts into renewable fuels, that when also combined with purpose grown energy crops, effectively and efficiently creates a network of endless oilwells that were hidden in plain sight.”

Comstock Mining

•	Extended and increased the monetization of the northern district claims for over $2 million in expected proceeds;
•	Increased the Dayton and Lucerne estimated economic mineralized material based on significantly higher gold prices;
•	Developed actionable plans for expanding and upgrading the Dayton resource into proven and probable reserves; and
•	Assessed productive post-mining land uses and identified prerequisites for post-mining development.

“The rapidly rising industrial silver demand and ongoing geopolitical concerns, compounded by decades of questionable monetary policy, created an unprecedented runup in gold and a possibly greater set up for silver prices over the next several years. Our historic, world-class Nevada mining assets are well positioned for expansion and monetization,” said Corrado De Gasperis, Comstock’s Executive Chairman and Chief Executive Officer

Outlook: Capitalizing and Positioning for Profitable Growth

The growth profiles for both Fuels and Metals have developed beyond our original plans, and we have attracted some of the most sophisticated partners for investment, feedstock, technology, operations, and offtake, with many now evaluating direct investments and exploring deeper integrations and strategic transactions. The Company’s authorized share capacity is properly repositioned for safely capitalizing on these opportunities; however, both Fuels and Metals have directly commenced independent financing efforts for direct funding using subsidiary equity on terms that are non-dilutive to Comstock shares. These are keenly strategic capital partners, enabling Comstock to solidify its capital base, unlock the underlying value in each of its businesses, and extend the functionality of its system, often with these same partners, for tremendous growth potential.

Our core objectives for 2025-2029 are not only achievable but poised to deliver exponential growth and unlock tremendous value, including three industry-scale metals recycling facilities, and four commercial renewable fuel refineries, plus significant licensing opportunities with co-located integrations of selected renewable fuels processes with early adopters in the agriculture, forestry, pulp and paper, ethanol, and petroleum industries.

De Gasperis continued, “The growth we have seen to date in our metals recycling business is strongly validating. We have a unique first mover advantage in a market that has been hidden in plain sight and that few have seen. This proverbial tsunami of end-of-life solar panels, representing decades of global deployment, are now, and still rapidly, reaching the end of their useful lives. Comstock Metals has derisked a highly scalable process for the safe, compliant, and profitable recycling of end-of-life panels with zero landfill, resulting in throughput from both tipping fees paid for recycling, and sales of recycled aluminum, silver and other metals and materials. The quality of the customers and partners has positioned us for rapid forward growth.”

Comstock plans on separating Fuels from Metals to better position us to unlock and deliver the value that we have created and are continuously creating in both businesses. We are currently focused on immediately standing up our renewable fuels business as a stand-alone technology development and commercialization company with a structure that we are designing in close collaboration with targeted Series A partners for Fuels. The result will be a separate, well-capitalized, and directly financed renewable fuels business that will focus on accelerating and maximizing the production and use of fuels from woody biomass, including by advancing our objectives of delivering hundreds of millions of barrels by 2035 and ultimately, a public offering.

Corporate

On February 24, 2025, Comstock effected a one-for-ten (1:10) reverse stock split (the “Split”) of its issued and outstanding shares of common stock. The Split did not impact the total stockholders’ equity, the number of authorized shares of common stock, or the par value per share; however, it did effectively increase Comstock’s authorized capital capacity needed for its growth plans.

In March 2025, Comstock completed two successful settlements of prior outstanding commitments resulting from previous acquisitions of foundational assets and intellectual property that have been instrumental in advancing both its renewable fuels and metals businesses. Comstock has eliminated regular cash payments by issuing a total of 1,760,000 shares of common stock, while recording a gain of $845,000 on the settlements and strengthening its financial position.

In April 2025 and May 2025, pursuant to the 2025 Kips Bay Note, the Company issued 1,684,476 shares of the Company's common stock to Kips Bay at an average conversion price of $2.21 for converted principal and accrued interest of $2,948,959. On May 6, 2025, the outstanding balance of the original 2025 Kips Bay Note of $10.6 million was down to $4.35 million.

“We effectively increased our authorized shares, settled critical liabilities at significant gains and provided significant liquidity that funded sales growth for Metals and is effectively bridging us to our Series A offering for Fuels that is designed to fully fund Fuels as a stand-alone company.” stated De Gasperis. We expect to fully convert the rest of that obligation during the second quarter and issue up to another 1.5 million shares. We do not intend on issuing these types of Notes going forward.”

The outstanding shares at March 31, 2025, and May 6, 2025, were 26,903,872 and 28,612,576, respectively.

The Company’s Corporate objectives for the rest of 2025 include:

•	Finalize plan to monetize our legacy real estate and non-strategic investments for over $50 million;
•	Ensure adequate liquidity and capital resources sufficient to support the next phases of growth; and
•	Finalize, communicate and implement plans to unlock maximum value from a spin-off of Comstock Fuels.

This ultimately results in two high-growth companies: a renewable metals and mining company headquartered in Nevada and a renewable fuels company headquartered in Oklahoma including major operations already functioning in Wisconsin.

Comstock Metals

Comstock Metals has now been operating its first commercial demonstration facility for over a full year and in November of 2024, submitted permits for the first industry-photovoltaic recycling facility. The industry-scale facilities are anticipated to initially operate at 50,000 tons of annual capacity and then efficiently double that rated capacity to 100,000 tons of annual capacity. Site selection activities are ongoing for the next two industry-scale facilities and associated storage sites.

The Company’s Metals’ objectives for the rest of 2025 include:

•	Maximize three-shift production and revenue from the demonstration scale production facility;
•	Secure sufficient funding for scale-up of the first Nevada site to industry-scale;
•	Expand local county storage capacity adjacent to our first industry-scale facility;
•	Complete permitting for our first industry-scale facility in Silver Springs, NV;
•	Procure, deploy, and assemble plant and equipment for our first “industry-scale” facility in Silver Springs, NV;
•	Secure additional Master Services Agreements (MSA) with national and regional customers;
•	Complete site selection and preliminary development for two additional solar panel recycling locations;
•	Expand the system globally with international strategic and capital partners; and,
•	Advance and expand R&D efforts to recover more and higher-purity materials from recycled streams for offtake.

Closing on equity and/or debt financing that accelerates the deployment of the first three industry facilities. The capital expenditures for the first 50,000 tons of annual capacity for the first industry scale facility are expected to be $6.0 million in 2025, plus an additional up to $1.0 million for expanded storage. Increasing the capacity to 100,000 tons of annual capacity requires an additional $3.0 million, most likely in 2026. Billable revenues are expected to be six to eight times greater in 2025, as compared to 2024, or well over $3.0 million, with proportionate future increases as we scale up our industry-scale facilities.

Comstock Fuels

Comstock Fuels’ biorefining technologies are commercially ready for deployment and offer growth-enabling performance. Comstock Fuels is actively engaged in the planning and deployment of its first commercial demonstration facility and pursuing joint development and licensing agreements representing future revenue sources from technical and engineering services, royalties, and equity participation. These efforts include securing associated supply chain participants (including feedstock, site selection, engineering, construction and procurement, and offtake), performing preliminary and final engineering, and facilitating commissioning, construction, and operations, including with globally and locally recognized current and developing renewable fuels producers that, in certain cases, also represent a source of strategic capital for funding the projects.

The Company’s Fuels’ objectives for the rest of 2025 include:

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Stand up a separate, stand-alone, well-capitalized, renewable fuels business through a directly financed spinout entity solely focus on advancing our objective of delivering hundreds of millions of barrels by 2035 and a public offering;

•	Close on subsidiary-level “Series A” equity financing in the Fuels spinout entity;
•	Plan and integrate a local, Hexas-based, fuel farm based into our first commercial biorefinery;
•	Complete site selection for first commercial biorefinery project in Oklahoma, including feedstock and offtake;
•	Secure sufficient project-level financing for first Oklahoma-based commercial biorefinery project;
•	Execute additional revenue generating licenses and other commercial agreements;
•	Expand integrated pilot production capabilities up to two barrels per week of intermediates and fuels; and,
•	Advance our innovation and development efforts toward even higher yields, lower costs and lower capital.

Comstock Fuels’ commercialization plans also include multiple joint development projects, with each joint development project, such as Comstock Fuels’ SACL and other licensees, with the potential for generating hundreds of millions of dollars per year in technical services, engineering, and licensing revenues. Comstock Fuels also offers integrations of its solutions into existing agriculture, forestry, pulp and paper, ethanol, and petroleum infrastructure to generate additional technical services, engineering and royalty revenues. The plans also include integrating Comstock Fuels’ high yield Bioleum refining platform with Hexas’ high yield energy crops to provide enough feedstock to produce upwards of 100 barrels of fuel per acre per year, effectively transforming agricultural lands into perpetual “drop-in sedimentary oilfields” with the potential to dramatically boost domestic and global energy independence.

Comstock Mining

Comstock Mining has amassed the single largest known repository of historical and current geological data within the Comstock mineral district, including extensive geophysical surveys, geological mapping, and drilling data, including the Dayton resource.

The Company's Mining objectives for the rest of 2025 include:

•	Receive cash proceeds of over $2.0 million from prior mineral leases and asset sales from the northern claims;
•	Commercialize agreements that either monetize or enable resource expansion of the central claims;
•	Complete the preliminary mine plans that enable the economic development of the southern district claims; and
•	Commence work for expanding and upgrading the Dayton resource into proven and probable reserves.

The Company’s 2025 efforts will apply economic analysis to Comstock’s existing gold and silver resources progressing toward preliminary economic feasibility for the southern part of the district and the ultimate development of full mine and reclamation plans and the development of post productive land and community development plans.

“In 2025, we plan on increasing our lead in fuels and metals as our systems rapidly expand nationally and globally, with well aligned and integrated partners,” concluded Mr. De Gasperis. “We are attracting some of the most advanced, capable, well-capitalized and innovative enterprises into our system, network and solutions. The Series A for Fuels will be the next, most tangible evidence that both unlocks tremendous value and positions the spin out of a Comstock Fuels that creates two very high-growth companies, a Nevada-based metals and mining company and an Oklahoma-based biofuels company.”

CONFERENCE CALL DETAILS

Comstock’s Executive Chairman and Chief Executive Officer, Corrado De Gasperis, and its Chief Operating Officer, William McCarthy, will present an overview of the first quarter 2025 financial results, upcoming milestones, and how the Company’s systemic platform is optimizing results on Thursday, May 8, 2025, via a webinar.

Investors and all other interested parties are invited to register below.

Date:	May 8, 2025

Time:	4:30 p.m. ET

Register:	Webinar Registration

HAVE QUESTIONS? There will be an allotted time following the results presentation for a Q&A session. Unaddressed questions will be reviewed by management and responded to accordingly. You may submit your question(s) beforehand in the registration form (linked above) or by email at: ir@comstockinc.com.

About Comstock Inc.

Comstock Inc. (NYSE: LODE) innovates and commercializes technologies that are deployable across entire industries to contribute to energy abundance by efficiently extracting and converting under-utilized natural resources, such as waste and other forms of woody biomass into renewable fuels, and end-of-life electronics into recovered electrification metals. To learn more, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock Inc. has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its X.com, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

For investor inquiries:

William McCarthy, Chief Operating Officer

Tel (775) 413-6222

ir@comstockinc.com

For media inquiries:

Tracy Saville, Director of Marketing

Tel (775) 847-7573

media@comstockinc.com

Forward-Looking Statements

This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future market conditions; future explorations or acquisitions; divestitures, spin-offs or similar distribution transactions, future changes in our research, development and exploration activities; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, divestitures, spin-offs or similar distribution transactions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; business opportunities, growth rates, future working capital, needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration, metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious and other metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; challenges to, or potential inability to, achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology and efficacy, quantum computing and generative artificial intelligence supported advanced materials development, development of cellulosic technology in bio-fuels and related material production; commercialization of cellulosic technology in bio-fuels and generative artificial intelligence development services; ability to successfully identify, finance, complete and integrate acquisitions, spin-offs or similar distribution transactions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.